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                                                                     Exhibit 3.2
                                NCR CORPORATION
                                _______________

                                    BYLAWS

                  AS AMENDED AND RESTATED ON FEBRUARY 3, 2000


                                  ARTICLE I.

                                 Stockholders

          Section 1. The Corporation shall hold annually a regular meeting of its stockholders for the election of the Directors and for the transaction of general business at such place within the United States as the Board of Directors shall determine and shall cause to be stated in the notice of such meeting, on any business day during the 31-day period beginning on the third Thursday of April of each year. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice unless otherwise required by statute, by the Charter (which term, as used in these Bylaws, shall include all amendments to the Charter and all Articles Supplementary) or by these Bylaws. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

          Section 2. At any time in the interval between annual meetings, special meetings of the stockholders may be called as provided in the Charter, by the President, by the Board of Directors or by the holders of a majority of the then outstanding shares of common stock of the Corporation. All such meetings shall be held within the United States. No business other than that stated in the notice of the special meetings shall be transacted at such special meeting.

          Section 3. Written or printed notice of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting, by leaving the same with him or at his residence or usual place of business, by mailing it to him at his address as it appears upon the books of the Corporation, or by transmitting it to him by electronic mail or any other electronic means or as otherwise permitted by law, at least ten days and not more than ninety days before such meeting. Notice of every special meeting shall state the place, day and hour of such meeting and the business proposed to be transacted thereat; and no business shall be transacted at such meeting except that specifically named in the notice. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of any annual meeting if held at the time and place fixed by Section 1 of this Article I, or the validity of any proceedings at any such meeting (other than proceedings of which special notice is required by statute, by the Charter or by these Bylaws). No notice of an adjourned or postponed meeting of stockholders need be given, except as required by law.

          Section 4. The Chairman of any special or annual meeting of stockholders may adjourn or postpone the meeting from time to time, whether or not a quorum is present. No notice of the time and place of adjourned or postponed meetings need be given except as required by law.

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The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any such adjourned or postponed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as required by statute, or as provided in the Charter or in these Bylaws, a majority of all votes cast at a duly called special or annual meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting, including the election of Directors.

          Section 5. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer or shorter period for which it is to remain in force. A stockholder may authorize another person or persons to act as his proxy to the extent permitted by law.

          Section 6. At any meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the Chairman of the Meeting.

          Section 7. At each meeting of the stockholders, a full, true and complete list in alphabetical order, or in alphabetical order by classes or series of stock, of all stockholders entitled to vote at such meeting, indicating the number and classes or series of shares held by each, shall be furnished by the Secretary.

          Section 8.  (a)  Annual Meetings of Stockholders.

       (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting pursuant to these Bylaws, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty calendar days before or more than sixty calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the

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     date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1997, the first anniversary of the previous year's meeting shall be deemed to be April 16, 1997. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Section 2 of Article I of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors, (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting pursuant to such clause (b), if the stockholder complies with the notice procedures set forth in paragraph (a)(2) of this Bylaw and if the stockholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal

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     executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c)  General.

     (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) of the holders of any series of Preferred Stock to elect Directors under an applicable Articles Supplementary (as defined in the Corporation's Charter), or (c) of the Corporation to omit proposals pursuant to Rule 14a-8 under the Exchange Act.


          Section 9. No matter shall be considered at any meeting of the stockholders except upon a motion duly made and seconded. Any motion or second of a motion shall be made only by a natural person present at the meeting who either is a stockholder of the Company or is acting on behalf of a stockholder of the Company, provided, that if the person is acting on behalf of a stockholder, he or she must present a written statement executed by the stockholder or the duly authorized attorney of the stockholder on whose behalf he or she purports to act.

          Section 10. At each meeting of the stockholders, the order of business and the procedures to be followed in conducting such business shall be determined by the presiding officer at the meeting in accordance with the law, the Charter and these Bylaws. The presiding officer at each meeting shall be appointed by the Board of Directors prior to the meeting.

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          Section 11.  The acquisition of shares of common stock of the
Corporation by any existing or future stockholders or their affiliates or associates shall be exempt from all of the provisions of Subtitle 7 (entitled "Voting Rights of Certain Control Shares") of title 3 of the Maryland General Corporation Law, as amended.


                                  ARTICLE II.

                              Board of Directors

          Section 1. Subject to the restrictions contained in the Charter and these Bylaws, the business and property of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all the powers of the Corporation except such as by statute, by the Charter, or by these Bylaws, are conferred upon or reserved to the stockholders. The Board of Directors shall have the power to fix the compensation of its members and shall provide for the payment of the expenses of Directors in attending meetings of the Board of Directors and of any committee of the Board of Directors.

          Section 2. Subject to removal, death, resignation or retirement of a Director, a Director shall hold office until the annual meeting of the stockholders for the year in which such Director's term expires and until a successor shall be elected and qualified, or a successor appointed as provided in Section 7.1(d) of the Charter.

          Section 3. (a) From time to time, the number of Directors may be increased to not more than 20, or decreased to not less than 3, upon resolution approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"). The Directors, other than those who may be elected in accordance with the terms of any Articles Supplementary, shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of Directors, and any remaining Directors shall be included with such group or groups as the Board of Directors shall designate. At the annual meeting of the stockholders of the Corporation for 1996, a class of Directors shall be elected for a one-year term, a class of Directors shall be elected for a two-year term, and a class of Directors shall be elected for a three-year term. At each succeeding annual meeting of stockholders, beginning with 1997, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

          (b) Except as provided by law with respect to Directors elected by stockholders of a class or series, any Director or the entire Board of Directors may be removed for cause by the affirmative vote of the holders of not less than 80% of the voting power of all Voting Stock (as defined in the Charter) then outstanding, voting together as a single class. Subject to such removal, or the death, resignation or retirement of a Director, a Director shall hold office until the annual meeting of the stockholders for the year in which such Director's term expires and until a successor shall be elected and qualified, except as provided in Section 7.1(d) of the Charter.

          (c) Except as provided by law with respect to Directors elected by stockholders of a class or series, a vacancy on the Board of Directors which results from the removal of a Director

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may be filled by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, and a vacancy which results from any such removal or from any other cause may be filled by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. Any Director so elected by the Board of Directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified and any Director so elected by the stockholders shall hold office for the remainder of the term of the removed Director. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          Section 4. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held at such times and from time to time as may be fixed by the Board of Directors or the Chairman, and on not less than 48 hours' notice, given in such manner as the Board of Directors or the Chairman may determine. Special meetings of the Board of Directors shall be held at such times and from time to time pursuant to call of the Chairman of the Board or of the President, if the President is also a Director, with notice thereof given in writing or by telephonic or other means of communication in such manner as the Chairman of the Board or the President, as the case may be, may determine.

          Section 5. Regular and special meetings of the Board of Directors may be held at such place or places within or without the State of Maryland as the Board of Directors may from time to time determine.

          Section 6. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board of Directors, there shall be less than a quorum present, the Directors present at the meeting, without further notice, may adjourn the same from time to time, not exceeding ten days at any one time, until a quorum shall attend. Except as required by statute, or as provided in the Charter or these Bylaws, a majority of the Directors present at any meeting at which a quorum is present shall decide any questions that may come before the meeting.


                                 ARTICLE III.

                     Committees of the Board of Directors

Executive Committee

          Section 1. The Board of Directors may elect an Executive Committee consisting of three or more Directors. If such a Committee is established, the Board of Directors shall appoint one of the members of the Executive Committee to the office of Chairman of the Executive Committee. The Chairman and other members of the Executive Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Executive Committee or in the office of Chairman of the Executive Committee shall be filled by the Board of Directors.
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          Section 2.  If such a Committee is established, all the powers of the
Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided by the Maryland General Corporation Law, the Charter and these Bylaws, shall vest in the Executive Committee, when the Board of Directors is not in session.

Audit and Finance Committee

          Section 3. The Board of Directors may elect an Audit and Finance Committee consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Audit and Finance Committee to the office of Chairman of the Audit and Finance Committee. The Chairman and other members of the Audit and Finance Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Audit and Finance Committee or in the office of Chairman of the Audit and Finance Committee shall be filled by the Board of Directors.

Compensation Committee

          Section 4. The Board of Directors may elect a Compensation Committee consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Compensation Committee to the office of Chairman of the Compensation Committee. The Chairman and other members of the Compensation Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Compensation Committee or in the office of Chairman of the Compensation Committee shall be filled by the Board of Directors.

Committee on Directors

          Section 5. The Board of Directors may elect a Committee on Directors consisting of three or more Directors. The Board of Directors shall appoint one of the members of the Committee on Directors to the office of Chairman of the Committee on Directors. The Chairman and other members of the Committee on Directors shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or until removed by the Board of Directors or until they shall cease to be Directors. Vacancies in the Committee on Directors or in the office of Chairman of the Committee on Directors shall be filled by the Board of Directors.

Other Committees

          Section 6. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more additional committees, each of which shall consist of one or more Directors of the Corporation, and if it elects such a committee, shall appoint one of the members of the committee to be Chairman thereof.
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Meetings of Committees

          Section 7. The Executive Committee and each other committee shall meet from time to time on call of its Chairman or on call of any one or more of its members or the Chairman of the Board for the transaction of any business.

          Section 8. At any meeting, however called, of the Executive Committee and each other committee, a majority of its members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any matter that may come before the meeting.

          Section 9. The Executive Committee and each other committee shall keep minutes of its proceedings.


                                  ARTICLE IV.

                                   Officers

          Section 1. The Board of Directors shall appoint one of their number as Chairman of the Board and may appoint one of their number as Honorary Chairman of the Board. In addition, the Board of Directors may appoint one of their number as Acting Chairman of the Board. All of the duties and powers of the Chairman of the Board shall be vested in the Acting Chairman of the Board in the event of the absence of the Chairman or in the event that the Chairman ceases, for any reason, to be a member of the Board and the Board has not yet elected a successor. The Board of Directors shall appoint a President who may also be a Director. The Board of Directors may also appoint one or more Senior Vice Presidents and Vice Presidents, who need not be Directors, and such other officers and agents with such powers and duties as the Board of Directors may prescribe. The President shall appoint a Treasurer and a Secretary, neither of whom need be a Director, and may appoint a controller and one or more Assistant Vice Presidents, Assistant Controllers, Assistant Secretaries and Assistant Treasurers, none of whom need be a Director. All said officers shall hold office until the first meeting of the Board of Directors following the annual meeting of the stockholders next succeeding their respective elections, and until their successors are appointed and qualify. Any two of said offices, except those of President and Senior Vice President or Vice President, may, at the discretion of the Board of Directors, be held by the same person.

          Section 2. Subject to any supervisory duties that may be given to the Chairman of the Board by the Board of Directors, the President shall have direct supervision and authority over the affairs of the Corporation. If the President is also a Director, and in the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors at which he shall be present. He shall make a report of the operation of the Corporation for the preceding fiscal year to the stockholders at their annual meeting and shall perform such other duties as are incident to his office, or as from time to time may be assigned to him by the Board of Directors or the Executive Committee, or by these Bylaws.

          Section 3. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he shall be present and shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee or by these Bylaws.

          Section 4. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he shall be present and, in the absence of the Chairman of the Board and the President, if the President is also a Director, shall preside at all meetings of the Board of Directors at which he shall be present.

          Section 5. Except as otherwise provided in these Bylaws, the Senior Vice Presidents shall perform the duties and exercise all the functions of the President in his absence or during his inability to act. The Senior Vice Presidents and Vice Presidents shall have such other powers, and perform such other duties, as may be assigned to him or them by the Board of Directors, the Executive Committee, the Chairman of the Executive Committee, the President, or these Bylaws.

          Section 6. The Secretary shall issue notices for all meetings, shall keep the minutes of all meetings, shall have charge of the records of the Corporation, and shall make such reports and perform such other duties as are incident to his office or are required of him by the Board of Directors, the Chairman of the Board, the Executive Committee, the Chairman of the Executive Committee, the President, or these Bylaws.

          Section 7. The Treasurer shall have charge of all monies and securities of the Corporation and shall cause regular books of account to be kept. The Treasurer shall perform all duties incident to his office or are required by him of the Board of Directors, the Chairman of the Board, the Executive Committee, the Chairman of the Executive Committee, the President or these Bylaws, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors or the Executive Committee.


                                  ARTICLE V.

                  Annual Statement of Affairs and Fiscal Year

          Section 1. There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of the operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and not more than twenty (20) days after the meeting, placed on file at the Corporation's principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

          Section 2. The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                  ARTICLE VI.

                                     Seal

          The Board of Directors shall provide (with one or more duplicates) a suitable seal, containing the name of the Corporation, which shall be in the charge of the Secretary or Assistant Secretaries.


                                 ARTICLE VII.

                                     Stock

          Section 1. Shares of capital stock of the Corporation may be issued as share certificates or may be uncertificated. If issued as share certificates, such certificates shall be issued in such form as may be approved by the Board of Directors and shall be signed by the President, the Chairman of the Board, a Senior Vice President or a Vice President, and also countersigned by one of the following: the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary; and shall be sealed with the seal of the Corporation (which may be in the form of a facsimile of the seal of the Corporation).

          Section 2. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue and registration of certificates of stock, provided, however, that it shall conform to all requirements of any stock exchange upon which any class of its stock is listed.

          Section 3. The Board of Directors at any time by resolution may direct that the stock transfer books be closed for a period not exceeding twenty days immediately preceding any annual or special meeting of the stockholders, or the payment of any dividend or any allotment of rights. In lieu of providing for the closing of the books against transfers of stock as aforesaid the Board of Directors may fix a date, not less than ten days nor more than ninety days preceding the date of any meeting of stockholders, and not more than ninety days preceding any dividend payment date or the date of any allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be.

          Section 4. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors shall authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable.

                                 ARTICLE VIII.

                           Execution of Instruments

          All checks, drafts, bills of exchange, acceptances, debentures, bonds, coupons, notes or other obligations or evidences of indebtedness of the Corporation and also all deeds, mortgages, indentures, bills of sale, assignments, conveyances or other instruments of transfer, contracts, agreements, licenses, endorsements, stock powers, dividend orders, powers of attorney, proxies, waivers, consents, returns, reports, applications, appearances, complaints, declarations, petitions, stipulations, answers, denials, certificates, demands, notices or documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors or by the Executive Committee, except as provided by statute, by the Charter or by these Bylaws.


                                  ARTICLE IX.

                         Waiver of Notice of Meetings

          Section 1. Notice of the time, place and/or purposes of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; if any stockholder shall, in writing filed with the records of the meeting either before or after the holding thereof, waive notice of any stockholders meeting, notice thereof need not be given to him.

          Section 2. Notice of any meeting of the Board of Directors need not be given to any Director if he shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all the Directors shall be present thereat.


                                  ARTICLE X.

                              Amendment to Bylaws

          Section 1. These Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that to the extent set forth in the Charter any proposed alteration or repeal of, or the adoption of, any Bylaw shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock (as defined in the Charter) then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or
(b) by the affirmative vote of a majority of the Whole Board.

                                  ARTICLE XI.

                                Indemnification

          Section 1. The provisions of Section 2-418 of the Maryland General Corporation Law, as in effect from time to time, and any successor thereto, are hereby incorporated by reference in these Bylaws.

          Section 2. Subject to the provisions of Section 4 of this Article XI, the Corporation (a) shall indemnify its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures set forth in
Section 3 hereof and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law, and may advance expenses to employees and agents under the procedures set forth in Section 5 hereof. For purposes of this Article XI, the "advance of expenses" shall include the providing by the Corporation to a Director, officer, employee or agent who has been named a party to a proceeding, of legal representation by, or at the expense of, the Corporation.

          Section 3. Any indemnification of an officer or Director or advance of expenses to an officer or Director in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the Director or officer entitled to request indemnification. A request for advance of expenses shall contain the affirmation and undertaking described in Section 5 hereof and be delivered to the General Counsel of the Corporation or to the Chairman of the Board. The right of an officer or Director to indemnification and advance of expenses hereunder shall be enforceable by the officer or Director entitled to request indemnification in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within sixty (60) days. The costs and expenses incurred by the officer or Director entitled to request indemnification in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall, subject to Section 4 hereof, also be indemnified by the Corporation. All rights of an officer or Director to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves or served in such capacity at any time while this Article XI is in effect.

          Section 4. Anything in this Article XI to the contrary notwithstanding except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a Director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in
Section 2-418(a) of the Maryland General Corporation Law, as in effect from time to time and any successor thereto, that the officer or Director requesting indemnification has met the requisite standard of conduct. An officer or Director requesting indemnification shall have met the requisite standard of conduct unless it is established that: (a) the act or omission of the Director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director or officer actually received an improper benefit in money, property or services; or (c) in the case of a criminal proceeding, the Director or officer had reasonable cause to believe the act or omission was unlawful.

          Section 5. The Corporation may advance expenses, prior to the final disposition of any proceeding, to or on behalf of an employee or agent of the Corporation who is a party to a proceeding as to action while employed by or on behalf of the Corporation and who is neither an officer nor Director of the Corporation upon (a) the submission by the employee or agent to the General Counsel of the Corporation of a written affirmation that it is such employee's or agent's good faith belief that such employee or agent has met the standard of conduct as set forth in Section 4 hereof and an undertaking by such employee or agent to reimburse the Corporation for the advance of expenses by the Corporation to or on behalf of such employee or agent if it shall ultimately be determined that the standard of conduct has not been met and (b) the determination by the General Counsel, in his discretion, that advance of expenses to the employee or agent is appropriate in light of all of the circumstances, subject to such additional conditions and restrictions not inconsistent with this Article XI as the General Counsel shall impose.

          Section 6. The indemnification and advance of expenses provided by this Article XI (a) shall not be deemed exclusive of any other rights to which a person requesting indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a Director, officer, employee or agent of the Corporation, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person.

          Section 7. This Article XI shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Subject to Article X of these Bylaws nothing herein shall prevent the amendment of this Article XI, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

          Section 8. The Board of Directors may take such action as is necessary to carry out the indemnification provisions of this Article XI and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.